EXHIBIT 99.1
NEWS RELEASE
Beverly Enterprises to Merge
with North American Senior Care
in All-Cash Transaction
Valued at $1.9 Billion
FORT SMITH, Ark., and NEW YORK, August 17, 2005 — Beverly Enterprises, Inc. (NYSE: BEV) (BEI) and North American Senior Care, Inc. today announced they have entered into a definitive merger agreement under which BEI will be acquired by North American Senior Care for $12.80 per share in cash. On a fully diluted basis, the transaction is valued at approximately $1.9 billion, including the repayment of BEI’s net debt. The BEI Board of Directors approved the transaction following the conclusion of its publicly announced auction process that began last March.
North American Senior Care (NASC) is an entity formed specifically to engage in this transaction. The parties participating with NASC in this transaction have substantial experience in the acquisition and financing of nationwide healthcare providers and their real estate portfolios. In 2004 they acquired Mariner Health Care, also a publicly traded company, with more than 250 skilled nursing facilities in 27 states. In 2003 they acquired the real estate portfolio of more than 130 skilled nursing facilities in 23 states, formerly operated by Integrated Health Services.
William R. Floyd, BEI Chairman and Chief Executive Officer, said: “The sale process we undertook was a robust one that elicited interest from several parties — and the North American Senior Care bid offered the best combination of price, terms and conditions. We believe this transaction fairly reflects for our stockholders the many improvements we have made throughout BEI in recent years, as well as our strong operating and financial momentum. In particular, this is demonstrated by the more than 40 percent premium to our share price during December of last year, which was prior to the fluctuations caused by an unsolicited expression of interest.”

Floyd continued: “The sponsors of North American Senior Care have a proven track record in our sector, and have demonstrated the financial and regulatory ability to complete large-scale acquisitions. They also share our commitment to providing high quality patient care and to continuing the profitable growth of our skilled nursing and eldercare service operations. We believe this transaction is also in the best interests of our patients and their families, as well as our associates whose dedication and hard work have built BEI into the successful company it is today.”
During the auction process, which was overseen by BEI’s independent Directors, 47 parties were contacted, and 33 of them submitted initial expressions of interest in acquiring either all or parts of BEI. Based on those initial expressions of interest, BEI entered into confidentiality agreements with 24 of the parties, giving them access to a comprehensive virtual data room to conduct due diligence. Ten parties provided first-round indications of price.
Leonard Grunstein, speaking for North American Senior Care, said: “We are pleased to participate in the acquisition of an outstanding company like BEI. We commend Bill Floyd and his team on the dramatic turnaround they have achieved, as well as on the strong foundation they have built for continued success in the years ahead. We intend to keep BEI’s headquarters and support functions in Fort Smith and to retain BEI’s eldercare service businesses. We also are hopeful that key members of BEI management will be a part of the bright future we see for the next phase of the company’s growth and development.”
North American Senior Care’s obligations under the merger agreement are subject to the satisfactory completion of limited confirmatory due diligence relating to real estate valuations by August 23, 2005. Completion of the transaction, which is expected to occur in early 2006, also is subject to the approval of BEI shareholders, as well as customary legal conditions — including receipt of certain regulatory, governmental and licensing approvals.
The agreement contemplates that the financing of the transaction will consist of approximately $320 million in equity provided by a private investor group, together with approximately $1.325 billion in debt financing from Wachovia Bank and $550 million in operating loans from CapitalSource Financing LLC.
The merger agreement for this transaction is being filed by BEI today on Form 8-K with the Securities and Exchange Commission, and will be publicly available for review.

BEI was assisted in this transaction by Lehman Brothers and JPMorgan as financial advisors and by Latham & Watkins LLP as legal advisor. Covington & Burling served as legal advisor to the BEI Board. CIBC World Markets Corp. also provided financial advisory services to the BEI Board of Directors in connection with the transaction. North American Senior Care was assisted in this transaction by Wachovia Securities LLC as financial advisor and Troutman Sanders LLP as legal advisor.
About North American Senior Care
North American Senior Care and the parties participating with it in the transaction have acquired and financed the acquisition of approximately 400 skilled nursing facilities in over 35 states, which are net leased to several first-class healthcare operators.
About BEI
BEI and its operating subsidiaries are leading providers of healthcare services to the elderly in the United States. At July 31, 2005, BEI operated 345 skilled nursing facilities, as well as 18 assisted living centers, and 64 hospice/home care centers. Through Aegis Therapies, the company offers rehabilitative services on a contract basis to nursing facilities operated by other care providers.
IMPORTANT INFORMATION
In connection with the merger, BEI will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed transaction when it becomes available. You may obtain BEI’s proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to BEI at 1000 Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.

FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained. North American Senior Care, Inc. may terminate the merger agreement on or before August 23, 2005, if it is unable to complete to its satisfaction certain due diligence related to the valuation of BEI’s real estate. In addition, our results of operations, financial condition and cash flows also may be adversely impacted by the recently concluded auction process and the announcement of the proposed transaction, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the auction process and the transaction. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.
CONTACTS:
Beverly Enterprises, Inc.:
Investor Inquiries — Jim Griffith (479) 201-5514
Media Inquiries — Blair Jackson (479) 201-5263
North American Senior Care, Inc.:
Media Inquiries — Leonard Grunstein (212) 704-6036

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